[DESCRIPTION]            MANAGER OWNED TARGET BENEFIT PLAN

                         GREENBRIER LEASING CORPORATION


                        MANAGER OWNED TARGET BENEFIT PLAN



                                 JANUARY 1, 1996


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                         GREENBRIER LEASING CORPORATION
                        MANAGER OWNED TARGET BENEFIT PLAN

                                 JANUARY 1, 1996


THE COMPANY:

         GREENBRIER LEASING CORPORATION
         a Delaware corporation
         Suite 200
         One Centerpointe Drive
         Lake Oswego, Oregon 97035


                  The Company adopts this Plan effective
January 1, 1996 to
provide retirement benefits for certain of its managers and, potentially, those of Company affiliates that adopt the Plan with the approval of the Company. The benefits provided by the Plan are in addition to those provided by Social
Security and by any tax-qualified retirement plan maintained by the Company and/or its affiliates.

     1. PURPOSE; EMPLOYERS; PLAN YEAR

          1.1 PURPOSE - The purpose of this Plan is to provide eligible managers of the Company and its affiliates with additional retirement benefits in order to help retain and attract top-quality managers.

          1.2 EMPLOYERS - This Plan shall apply to the
Company and to
corporations or other entities that are affiliates of the Company and that adopt the Plan for their employees with the approval of the Board of Directors of the
Company.

               (a) For this purpose, an affiliate means an employer that is a member, with the Company, of a controlled group, a group of trades or businesses under common control or an affiliated service group under sections 414(b), (c) or (m) of the Internal
Revenue Code of 1986, as
          amended (the Code).

               (b) An affiliate may adopt the Plan by a statement in writing signed by the affiliate and by an authorized officer of the Company upon approval of the Board of Directors of the Company. The statement shall include the effective date of adoption and any special provisions applicable to employees of the adopting affiliate.

               (c) Once the Company has approved an
affiliate's adoption of the
          Plan as provided in (b) above, such approval may not be revoked as long as the affiliate continues to meet the definition of affiliate in
          (a) above.

               (d) The term "Employer" refers collectively to the Company and adopting affiliates.

               1.3 PLAN YEAR - The Plan Year shall be the calendar year.

     2. ELIGIBILITY; PARTICIPATION; VOTING

          2.1 ELIGIBILITY - The employees listed in Appendix A below are the initial group of eligible employees. Additional employees subsequently designated in writing by the Board of Directors of the Company upon consultation with the Compensation Committee of the Board of Directors of The Greenbrier
Companies, Inc. (the Parent) shall become eligible.

          2.2 PARTICIPATION - The employees listed in
Appendix A shall begin
participation effective January 1, 1996 and their first-year participation shall be funded by March 31, 1997, as provided in 3.1 below. Any additional eligible employees shall begin participating on the date specified in their designation of eligibility. If no date is specified in the designation of eligibility, if the designation is made on January 1, participation shall begin that day; if the designation is made any other day, participation shall begin on the January 1 next after the date of the designation. Each eligible employee who has begun participating shall be known as a participant.

          2.3 TERMINATION OF PARTICIPATION - Once an employee has become a participant, the designation of eligibility to participate under 2.1 above may not be revoked, and participation shall continue until the participant's termination of employment with the Company and any affiliate for any reason, subject to 3.3 and 5.6 below.

          2.4 VESTING - Participants' benefits under the
Plan shall be fully
vested and nonforfeitable at all times.

     3.       CONTRIBUTIONS AND ALLOCATIONS

          3.1 TIME OF EMPLOYER CONTRIBUTIONS - Subject to
5.6 below and the
following sentence, by the January 31 following each Plan
Year, starting January
31, 1998, Employer shall contribute to one or more insurers selected by the
Administrator (the Insurers) for the Plan Year an amount determined under 3.2 below. For the 1996 Plan Year, the contribution shall be made by March 31, 1997.

          3.2 CONTRIBUTIONS - The contribution and the payment determined under
3.4 below shall be made based upon the consolidated earnings of the Parent for the fiscal year ending during the Plan Year and shall initially be 1.8% of earnings, and shall be subject to adjustment by the Board of Directors of the
Company upon consultation with the Compensation Committee of the Board of
Directors (the Committee) of the Parent. For this purpose, "earnings" shall mean net earnings before taxes on income and bonus accruals or payments, as determined by generally accepted accounting principles. Once determined, the amount of earnings for a year shall not be changed because of any later adjustment of accounts.

          3.3 ALLOCATION OF CONTRIBUTIONS - Each annual contribution under 3.2 above shall be allocated among eligible participants as follows:

               (a) Eligible participants are all
participants except those who
          reached age 65 (Normal Retirement Date) before the start of the Plan
          Year or whose employment with the Company and affiliates terminated during the Plan Year before the participant's
Normal Retirement Date.

               (b) Each participant's share of the
contribution shall be the
          result determined by multiplying the contribution by a fraction, the numerator of which is the participant's points for the year and the denominator of which is all eligible participants' points for the year.

               (c) For the first year of Plan participation, the participant's points shall be the product of the participant's compensation, for this purpose considering only of base compensation and bonus, for the fiscal year ended within the Plan Year multiplied by the benefit factor in Appendix B below for the participant's age at the start of the Plan Year.

               (d) For each later Plan Year, each eligible participant shall earn additional or lose existing points as follows:

                    (1) The Participant's compensation under
(c) above for the
               prior fiscal year ended within the prior Plan
Year shall be
               subtracted from the participant's
compensation for the current
               fiscal year ended within the current Plan
Year.

                    (2) The result of the subtraction in (1) above, even if it is a negative number, shall be multiplied by the benefit factor in Appendix C below for the participant's age at the start of the current Plan Year.

               (e) Each participant's points for a Plan Year shall equal the sum of the participant's points for the current Plan
Year and all prior
          Plan Years.

          3.4 TAX PAYMENT - In addition, Employer shall make a cash payment to each participant or make remittance to the appropriate taxing authorities to cover the participant's estimated tax liability resulting from the contribution and the tax payment, determined assuming a 50% combined federal, state and local tax bracket, made during the year. The payment or remittance shall be made at the time the contribution for the participant is made and may be retained , in whole or in part, by the Company in satisfaction of its obligations to make withholdings in respect of payments to participant hereunder.

     4.       ANNUITY PURCHASE

          4.1 PAYMENT TO INSURERS - Employer contributions under section 3 shall be promptly transmitted to the Insurers for purchase of individual annuity contracts (the Contracts), which will be owned by each participant. The Insurers shall hold and invest the contributions under the terms of the Contracts.

          4.2 INSURER DUTIES - The Insurers' duties shall be as set forth in the
Contracts. To the extent not inconsistent with the Contracts, the Insurers shall have the following duties:

               (a) To notify the Administrator at least annually, at the end of the Plan Year, and when reasonably requested by the Administrator, of the amount held under each Contract.

               (b) To make distributions pursuant to this Plan and to report and disclose, as required by law, the taxable amount of each distribution.

     5.       PAYMENT OF BENEFITS

          5.1 NORMAL RETIREMENT BENEFIT - If a participant has not previously terminated employment with the Company and affiliates, payment of the amount held under the participant's Contract, including any contribution for the Plan
Year of Normal Retirement, shall be made in substantially equal monthly installments beginning on the participant's Normal
Retirement Date and
continuing for 180 months. Payment shall be made whether or not the participant remains employed with an Employer after Normal Retirement
Date.

          5.2 TERMINATION BENEFIT - Subject to 5.6 below, if a participant's employment with the Company and affiliates terminates for any reason, including death or disability, other than Normal Retirement, payment of the amount held under the participant's Contract shall be made in substantially equal monthly installments beginning on the participant's Normal
Retirement Date and
continuing for 180 months unless the Contract permits earlier payment to or on behalf of the participant.

          5.3 EFFECT OF DEATH - If a participant dies either before or after the benefit starting date but before payment is completed, the amount held under the participant's Contract shall be paid to the participant's beneficiary either in a single sum within 30 days after the Administrator receives satisfactory evidence of the participant's death or in 180 substantially equal monthly installments beginning on the date that would have been the participant's Normal
Retirement Date, as provided in the Contract.

          5.4 DESIGNATION OF BENEFICIARY - Each participant shall designate beneficiaries in writing to the Administrator. If no beneficiary has been named, or no named beneficiary is living at the participant's death, payment shall be made in the following order of preference:

               (a) To the participant's surviving spouse.

               (b) To the participant's surviving children, in equal shares.

               (b) To the participant's estate.

          5.5 FACILITY OF PAYMENT - The Administrator may decide that because of the mental or physical condition of a person entitled to payments, or because of other relevant factors, it is in the person's best interest to make payments to others for the benefit of the person entitled to payment. In that event, the
Administrator may in its discretion direct that payment be made in one or more of the following ways:

               (a) To the participant or beneficiary.

               (b) To a spouse or parent or to a child of legal age.

               (c) To one having actual custody of the
person.

               (d) To a legal guardian.

               (e) To one furnishing maintenance, support or hospitalization.

          5.6 CHANGE OF CONTROL - In the event of a change of control, Employer shall, within 30 days after the change of control and without regard to 3.2 above, contribute to the Insurers the amount determined under 5.7 below.
Distribution to participants shall be made pursuant to 5.2 above. For purposes of this Plan, a "change in control" shall consist of any of the following:

               (a) Any person or group, as defined in
sections 13(d) and
          14(d)(2) of the Securities Exchange Act as amended
(the Act), becoming
          the beneficial owner, as defined in Rule 13-d under the Act, of more than 20% of the then-outstanding stock of the Company or the Parent if such person or group was not such an owner as of January 1, 1996.

               (b) Individuals who, at the beginning of any 24-month period, constitute the Board of Directors of the Parent ceasing for any reason to constitute a majority of such Board.

               (c) During any 24-month period, the sale, transfer or similar transaction involving a majority of the assets of the Company or the
          Parent.

          5.7 CONTRIBUTION DUE UPON CHANGE OF CONTROL - Upon a change of control under 5.6 above, Employer shall contribute the following amount:

               (a) The contribution for each affected
participant under (b)
          below shall be the participant's average allocation under 3.3 above for the prior three Plan Years of participation
(or all Plan Years of
          participation, if less than three) multiplied by the number of Plan
          Years from the effective date of change of control to the
          participant's Normal Retirement Date, counting both the year of change of control and the year of Normal Retirement Date as whole years, discounted to present value. The interest rate used in determining present value shall be the interest rate applicable to the Company's principal bank borrowings as of the effective date of the change of control or, if there is no such rate readily determinable, ten percent per year.

               (b) The following participants shall benefit from a change of control under 5.6 above:

                    (1) Each participant who is employed by
the Company or an
               affiliate at the date of the change of
control.

                    (2) Each former participant whose
employment was terminated
               by the Company or an affiliate without cause under 5.8 below less than 24 months before the date of the change of control.

                    (3) Each participant and former
participant for whom
               contributions ceased or were reduced due to amendment or
               termination of the Plan under 8.1 below less than 24 months before the date of the change of control.

          5.8 CAUSE FOR TERMINATION - For purposes of
5.7(b)(2) above, "cause"
means either of the following:

               (a) Misconduct by the participant that both is clearly
          inconsistent with the participant's position or responsibilities and has had or can reasonably be expected to have a material adverse effect on the participant's effectiveness or an Employer's interests.

               (b) Persistent failure or refusal by the participant to perform with reasonable competence and in good faith duties assigned by the
          Employer that are commensurate with the
participant's position or
          another position designated by Employer for which the participant is comparably qualified.

     6.       ADMINISTRATION

          6.1 COMPANY AND EMPLOYER FUNCTIONS - Except as provided in (a) below, all Company or Employer functions or responsibilities shall be exercised by the chief executive officer of the entity, who may delegate all or any part of these functions.

               (a) The power to amend or terminate the Plan under 8.1 below may be exercised only by the Board of Directors of the Company upon consultation with the Committee except as provided in (b) below.

               (b) The Administrator may amend the Plan to make technical, administrative or editorial changes on advice of counsel to comply with applicable law or to simplify or clarify the Plan.

          6.2 ADMINISTRATOR FUNCTIONS - The Plan shall be administered by the chief financial officer of the Company and the chair of the Committee, who shall jointly serve as Administrator. The Administrator shall interpret the Plan, decide any questions about the rights of participants and beneficiaries and in general administer the Plan. The Administrator may delegate all or part of its administrative duties to one or more agents and may retain advisors to assist it. The Administrator may consult with and rely upon the advice of counsel, who may be counsel for an Employer. Any decision by the Administrator within its authority shall be final and bind all parties. The
Administrator shall have
absolute discretion to carry out its responsibilities under the Plan. The
Administrator shall be the agent for service of process on the Plan. Any person having an interest under the Plan may consult the Administrator at any reasonable time.

          6.3 ACTION BY ADMINISTRATOR - Unless one of the positions serving as
Administrator is vacant, the Administrator shall act only to the extent both incumbents agree. If one position is vacant, the other incumbent shall have authority to act. If both positions are vacant, the senior member of the
Committee shall serve as Administrator under either position is filled.
Documents may be signed for the Administrator by either incumbent as long as the requirements of this paragraph are satisfied.

     7.       CLAIMS PROCEDURE

          7.1 ORIGINAL CLAIM - Any person claiming a benefit or requesting an interpretation, a ruling or information under the Plan shall present the request in writing to the Administrator, which shall respond in writing as soon as practicable.

          7.2 DENIAL - If the claim or request is denied, the written notice of denial shall state:

               (a) The reasons for denial, with specific reference to the provisions on which the denial is based.

               (b) A description of any additional material or information required and an explanation of why it is necessary.

               (c) An explanation of this claim review
procedure.

          7.3 REQUEST FOR REVIEW - Any person whose claim or request is denied or who has not received a response within 30 days may request review by notice in writing to the Administrator. The original decision shall be reviewed by the
Administrator, which may, but shall not be required to, grant the claimant a hearing. On review, whether or not there is a hearing, the claimant may have representation, examine pertinent documents and submit issues and comments in writing.

          7.4 DECISION ON REVIEW - The decision on review shall normally be made within 60 days. If an extension of time is required for a hearing or other special circumstances, the claimant shall be so notified and the time limit shall be 120 days. The decision shall be in writing and shall state the reasons and the relevant provisions. All decisions on review shall be final and bind all parties concerned.

     8.       AMENDMENT AND TERMINATION

          8.1 AMENDMENT; TERMINATION - Subject to 5.6 above, regarding change of control, and the following sentence, the Company may amend or terminate this
Plan under 6.1 above at any time by written instrument signed by the Company and delivered to the Administrator. No termination nor any amendment affecting the change-of-control rules or allocation formula shall be effective before the last day of the Plan Year in which the amendment or termination document is signed by the Company and delivered to the Administrator and to each participant.

          8.2 EFFECT OF TERMINATION - Upon termination or discontinuance of contributions, payment shall be made under 5.2 above.

     9.       GENERAL PROVISIONS

          9.1 INFORMATION REQUIRED - The Administrator may require satisfactory proof of age or other data from a participant or beneficiary, and may adjust any benefit if an error in relevant data is discovered.

          9.2 NO IMPLIED WAIVER - A waiver by an Employer, participant or beneficiary of a breach of a provision of the Plan shall not constitute a waiver or prejudice the party's right otherwise to demand strict compliance with that provision or any other provision.

          9.3 ARBITRATION - Any dispute or controversy arising out of this Plan, or any contribution, claim or benefit hereunder, or any interpretation hereof, shall be resolved by binding arbitration conducted in Portland, Oregon by a single, neutral arbitrator, under the Commercial Arbitration
Rules of the
American Arbitration Association.

          9.4 NOTICES - Any notice under this Plan shall be in writing and shall be effective when actually delivered or, if mailed, when deposited postpaid as first-class mail. Mail shall be directed to the Company at the address stated in this Plan, to a participant or beneficiary at the address shown in the Company's employment records or to such other address as a party may specify by notice to the other parties or as the Administrator may determine to be appropriate.
Notices to the Administrator shall be sent to the Company's address.

          9.5 NONASSIGNMENT - The rights of participants under this Plan are personal. No interest of a participant or one claiming through a participant may be directly or indirectly transferred, encumbered, seized by legal process or in any other way subjected to the claims of any creditor.

          9.6 INDEMNITY - The Company shall indemnify and defend any director, officer or employee of an Employer from any claim or liability that arises from any action or inaction in connection with the Plan, subject to the following rules:

               (a) Coverage is limited to actions taken in good faith that the person reasonably believed were not opposed to the Plan's best interests.

               (b) Negligence by the person shall be covered to the fullest extent permitted by law.

               (c) Coverage shall be reduced to the extent of any insurance.

          9.7 PAYMENTS NOT WAGES - The payments under
section 5 above shall not
constitute salary or wages. Such payments are retirement benefits, not compensation for performance of any substantial services.

          9.8 APPLICABLE LAW - This Plan shall be construed according to the laws of Oregon, except as preempted by federal law.

          9.9 NOT CONTRACT OF EMPLOYMENT - Nothing in this
Plan shall give any
employee the right to continue employment. This Plan shall not prevent discharge of any employee at any time for any reason.

          9.10 PLAN BINDING ON SUCCESSORS - Subject to 5.6 above, this Plan shall be binding upon and inure to the benefit of the parties and their successors and assigns.


COMPANY                             GREENBRIER LEASING CORPORATION
                                    By: /s/ William A. Furman
                                       -----------------------------
                                   Its: President
                                       -----------------------------
                               Executed March 31, 1997.